                                                               EXHIBIT (d)(3)(i)

                               AMENDED SCHEDULE A

                                     TO THE

               AMENDED AND RESTATED EXPENSE LIMITATION AGREEMENT

                                 ING FUNDS TRUST

                            OPERATING EXPENSE LIMITS

                                                               MAXIMUM OPERATING EXPENSE LIMIT
FUND*                                                        (AS A PERCENTAGE OF AVERAGE NET ASSETS)
----                                                         ---------------------------------------
ING Institutional Prime Money                                                 0.17%
Market Fund
Initial Term Expires August 1,2006

                                              Class     Class     Class     Class     Class     Class     Class     Class
                                              -----     -----     -----     -----     -----     -----     -----     -----
                                                A         B         C         I         M         O         Q         R
                                                -         -         -         -         -         -         -         -
ING Classic Money Market Fund                 0.77%     1.41%     1.41%      N/A       N/A       N/A       N/A       N/A
Initial Term Expires August 1, 2006

ING GNMA Income Fund                          0.97%     1.72%     1.72%     0.67%     1.47%      N/A      0.92%      N/A
Initial Term Expires August 1, 2007

ING High Yield Bond Fund                      1.10%     1.85%     1.85%      N/A       N/A       N/A       N/A       N/A
Initial Term Expires August 1, 2007

ING Intermediate Bond Fund                    0.69%     1.44%     1.44%     0.38%      N/A      0.69%      N/A      0.94%
Initial Term Expires August 1, 2007

WG National Tax-Exempt Bond                   0.87%     1.62%     1.62%      N/A       N/A       N/A       N/A       N/A
Fund
Initial Term Expires August 1, 2007



                                                                        /s/ HE
                                                                       --------
                                                                          HE

Effective Date: January 20, 2006


* This Agreement shall automatically renew for one-year terms with respect to a Fund unless otherwise terminated in accordance with the Agreement.

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